Exhibit (a)(1)(vi)

NOTICE OF WITHDRAWAL OF TENDER

REGARDING SHARES IN PRIVATE ADVISORS ALTERNATIVE STRATEGIES MASTER
FUND TENDERED PURSUANT TO THE OFFER TO PURCHASE
DATED DECEMBER 16, 2014

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE ON JANUARY 16, 2015 AND
THIS NOTICE OF WITHDRAWAL OF TENDER MUST BE RECEIVED BY

THE FUND’S ADMINISTRATOR, EITHER BY MAIL OR BY FAX, BY 11:59 P.M.,

EASTERN TIME, ON JANUARY 16, 2015, UNLESS THE OFFER IS EXTENDED.

COMPLETE THIS NOTICE OF WITHDRAWAL OF TENDER AND FAX OR MAIL TO THE FUND’S ADMINISTRATOR AT:

Regular Mail	Overnight Mail	Fax: (617) 956-0437

State Street Bank and Trust Company Attn: Transfer Agent, Private Advisors Alternative Strategies Master Fund Box 5493 Mail Code CPH0255 Boston, MA 02206	State Street Bank and Trust Company Attn: Transfer Agent, Private Advisors Alternative Strategies Master Fund Copley Place Tower 1, Floor 2 Mail Code CPH0255 Boston, MA 02116	FOR ADDITIONAL INFORMATION CALL: (888) 207-6176

Ladies and Gentlemen:

As indicated immediately below, please withdraw the tender previously submitted by the undersigned in a Letter of Transmittal.

Parts 1, 2 and 3 must be completed and good order in order to process your request.

PART 1 - NAME (AS IT APPEARS ON YOUR PRIVATE ADVISORS ALTERNATIVE STRATEGIES MASTER FUND STATEMENT) AND CONTACT INFORMATION

Account Name/Corporation Name:
Mailing Address:
City, State, Zip:
Telephone Number:
Email Address:
Financial Intermediary Firm Name:
Financial Intermediary Account #:
Financial Advisor Name:

PART 2.	- REQUESTED WITHDRAWAL AMOUNT

☐	NONE of the undersigned’s shares will be purchased by the Fund.

☐	SOME of the undersigned’s shares will be purchased by the Fund and the dollar value of those shares still to be purchased by the Fund is:

Exhibit (a)(1)(vi)

$______________*

* NOTE: This option may be used only to decrease the dollar value of the shares to be purchased by the Fund. If an increase in the dollar value of the shares to be purchased by the Fund is indicated on this form, the Fund shall consider this form null and void and shall process the undersigned’s initial tender request as set forth in its previously submitted Letter of Transmittal.

☐	SOME of the undersigned’s shares will be purchased by the Fund and the number of shares still to be purchased by the Fund is:

______________ % of Shares owned*

* NOTE: This option may be used only to decrease the number of shares to be purchased by the Fund. If an increase in the number of shares to be purchased by the Fund is indicated on this form, the Fund shall consider this form null and void and shall process the undersigned’s initial tender request as set forth in its previously submitted Letter of Transmittal.

The undersigned recognizes that, upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, all or some of the undersigned’s shares in the Fund (as indicated above) previously tendered will not be purchased by the Fund upon expiration of the tender offer described above.

PART 3 -  The undersigned represents that the undersigned is the beneficial owner of the shares in the Fund to which this withdrawal request relates, or that the person signing this request is an authorized representative of the withdrawing shareholder.

In the case of joint accounts, each joint holder must sign this repurchase request. Requests on behalf of a foundation, partnership or any other entity should be accompanied by evidence of the authority of the person(s) signing.

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date